UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2012

Cedar Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31817	42-1241468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue Port Washington, NY 11050-3765

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 767-6492

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2012, the Company entered into a $300 million secured credit facility (the Credit Facility) with KeyBank National Association as Administrative Agent and other participating banks. The Credit Facility amends, restates and consolidates the Company’s prior $185 million secured revolving credit facility for stabilized properties and its $150 million secured construction facility that were due to expire on January 31, 2012 and June 13, 2012, respectively.

The Credit Facility is comprised of a four-year $75 million term loan and a three-year $225 million revolving credit facility, subject to collateral in place. Borrowings under the new facility are initially priced at LIBOR plus 275 basis points and can range from LIBOR plus 200 to 300 basis points based on the Company’s leverage ratio. Subject to customary conditions, the term loan and the revolving credit facility may both be extended for one additional year at the Company’s option. Under an accordion feature, the Credit Facility can be increased to $500 million, subject to customary conditions, collateral in place and lending commitments from participating banks.

The Credit Facility contains financial covenants including, but not limited to, maximum debt leverage, minimum interest coverage, minimum fixed charge coverage, and minimum net worth. In addition, the Credit Facility contains restrictions including, but not limited to, limits on indebtedness, certain investments and distributions. The Company’s failure to comply with these covenants or the occurrence of an event of default under the Credit Facility could result in the acceleration of the Company’s debt and other financial obligations under the Credit Facility.

Certain of the banks and financial institutions that are parties to the Credit Facility and their respective affiliates have in the past provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services, to the Company in the ordinary course of business for which they have received and may in the future receive customary compensation.

The foregoing summary is qualified in its entirety by reference to the Credit Facility.

Item 1.02. Termination of a Material Definitive Agreement

The disclosure required by Item 1.02 is included in Item 1.01 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by Item 2.03 is included in Item 1.01 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR REALTY TRUST, INC.

/s/ PHILIP R. MAYS
Philip R. Mays
Chief Financial Officer

Dated: January 31, 2012